                                                                    EXHIBIT 12

Computation of Ratios

a. Ratio of Earnings to Fixed Charges
    (dollars in thousands)




                                               Nine Months
                                                  Ended                      Year Ended December 31,
                                              September 30,  ---------------------------------------------------------
                                                  1997         1996(a)       1995        1994      1993(b)      1992
                                              -------------  ----------   ----------   --------   --------    --------
                                               (unaudited)

INCLUDING INTEREST ON DEPOSITS:

EARNINGS:
Income before income taxes..............      $     713,573  $  731,294   $  584,601   $441,101   $190,624    $272,019
Fixed charges...........................            750,133     755,884      609,742    316,647    183,148     250,027
Interest capitalized during period,
 net of amortization of previously
 capitalized interest...................             (2,997)     (2,370)      (3,409)      (683)    (1,146)       (440)
                                              -------------  ----------   ----------   --------   --------    --------
Earnings, for computation purposes......      $   1,460,709  $1,484,808   $1,190,934   $757,065   $372,626    $521,606
                                              =============  ==========   ==========   ========   ========    ========
FIXED CHARGES:
Interest on deposits, short-term
 borrowings, and long-term debt and
 bank notes, expensed or capitalized....      $     741,936  $  746,008   $  600,047   $308,242   $179,647    $237,287
Portion of rents representative of the
 interest factor........................              8,197       9,876        9,695      8,405      3,501      12,740
                                              -------------  ----------   ----------   --------   --------    --------
Fixed charges, including interest on
 deposits, for computation purposes.....      $     750,133  $  755,884   $  609,742   $316,647   $183,148    $250,027
                                              =============  ==========   ==========   ========   ========    ========
Ratio of earnings to fixed charges,
 including interest on deposits.........               1.95        1.96         1.95       2.39       2.03        2.09

EXCLUDING INTEREST ON DEPOSITS:

EARNINGS:
Income before income taxes..............      $     713,573  $  731,294   $  584,601   $441,101   $190,624    $272,019
Fixed charges...........................            249,956     227,999      171,585     94,495     38,100      18,526
Interest capitalized during period,
 net of amortization of previously
 capitalized interest...................             (3,013)     (2,391)      (3,430)         -       (760)          -
                                              -------------  ----------   ----------   --------   --------    --------
Earnings, for computation purposes......      $     960,516  $  956,902   $  752,756   $535,596   $227,964    $290,545
                                              =============  ==========   ==========   ========   ========    ========

FIXED CHARGES:
Interest on short-term borrowings and
 long-term debt and bank notes,
 expensed or capitalized................      $     241,759  $  218,123   $  161,890   $ 86,090   $ 34,599    $  5,786
Portion of rents representative of the
 interest factor........................              8,197       9,876        9,695      8,405      3,501      12,740
                                              -------------  ----------   ----------   --------   --------    --------
Fixed charges, excluding interest on
 deposits, for computation purposes.....      $     249,956  $  227,999   $  171,585   $ 94,495   $ 38,100    $ 18,526
                                              =============  ==========   ==========   ========   ========    ========

Ratio of earnings to fixed charges,
 excluding interest on deposits.........               3.84        4.20         4.39       5.67       5.98       15.68


(a) Income before income taxes for the year ended December 31, 1996, includes a charge of $54.3 million related to the launch of the MBNA Platinum Plus MasterCard and Visa program. Without the charge, the ratio of earnings to fixed charges, including and excluding interest on deposits, would have been 2.04 and 4.44, respectively.

(b) Income before income taxes for 1993 includes a charge of $150.0 million for the termination of a marketing agreement with an independent third-party marketing organization. Without the charge, the ratio of earnings to fixed charges, including and excluding interest on deposits, would have been 2.85 and 9.92, respectively.

b. Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements (dollars in thousands)


                                              Nine Months
                                                 Ended                     Year Ended December 31,
                                             September 30,   --------------------------------------------------------
                                                 1997          1996(b)       1995        1994      1993(c)     1992
                                             -------------   ----------   ----------   --------   --------   --------
                                              (unaudited)

INCLUDING INTEREST ON DEPOSITS:

EARNINGS:
Income before income taxes..............     $     713,573   $  731,294   $  584,601   $441,101   $190,624   $272,019
Fixed charges...........................           750,133      755,884      609,742    316,647    183,148    250,027
Interest capitalized during period,
 net of amortization of previously
 capitalized interest...................            (2,997)      (2,370)      (3,409)      (683)    (1,146)      (440)
                                             -------------   ----------   ----------   --------   --------   --------
Earnings, for computation purposes......     $   1,460,709   $1,484,808   $1,190,934   $757,065   $372,626   $521,606
                                             =============   ==========   ==========   ========   ========   ========
FIXED CHARGES AND PREFERRED STOCK
 DIVIDEND REQUIREMENTS:
Interest on deposits, short-term
 borrowings, and long-term debt and
 bank notes, expensed or capitalized....     $     741,936   $  746,008   $  600,047   $308,242   $179,647   $237,287
Portion of rents representative of the
 interest factor........................             8,197        9,876        9,695      8,405      3,501     12,740
                                             -------------   ----------   ----------   --------   --------   --------
Fixed charges...........................           750,133      755,884      609,742    316,647    183,148    250,027
Preferred stock dividend
 requirements (a).......................            25,962       23,269        2,432          -          -          -
                                             -------------   ----------   ----------   --------   --------   --------
Fixed charges and preferred stock
 dividend requirements, including
 interest on deposits, for computation
 purposes...............................     $     776,095      779,153   $  612,174   $316,647   $183,148   $250,027
                                             =============   ==========   ==========   ========   ========   ========

Ratio of earnings to fixed charges and
 preferred stock dividend requirements,
 including interest on deposits.........              1.88         1.91         1.95       2.39       2.03       2.09

EXCLUDING INTEREST ON DEPOSIT:

EARNINGS:
Income before income taxes..............     $     713,573   $  731,294   $  584,601   $441,101   $190,624   $272,019
Fixed charges...........................           249,956      227,999      171,585     94,495     38,100     18,526
Interest capitalized during period,
 net of amortization of previously
 capitalized interest...................            (3,013)      (2,391)      (3,430)         -       (760)         -
                                             -------------   ----------   ----------   --------   --------   --------
Earnings, for computation purposes......     $     960,516   $  956,902   $  752,756   $535,596   $227,964   $290,545
                                             =============   ==========   ==========   ========   ========   ========
FIXED CHARGES AND PREFERRED STOCK
 DIVIDEND REQUIREMENTS:
Interest on short-term borrowings and
 long-term debt and bank notes,
 expensed or capitalized................     $     241,759   $  218,123   $  161,890   $ 86,090   $ 34,599   $  5,786
Portion of rents representative of the
 interest factor........................             8,197        9,876        9,695      8,405      3,501     12,740
                                             -------------   ----------   ----------   --------   --------   --------
Fixed charges...........................           249,956      227,999      171,585     94,495     38,100     18,526
Preferred stock dividend
 requirements (a).......................            25,962       23,269        2,432          -          -          -
                                             -------------   ----------   ----------   --------   --------   --------
Fixed charges and preferred stock
 dividend requirements, excluding
 interest on deposits, for computation
 purposes...............................     $     275,918   $  251,268   $  174,017   $ 94,495   $ 38,100   $ 18,526
                                             =============   ==========   ==========   ========   ========   ========

Ratio of earnings to fixed charges and
 preferred stock dividend requirements,
 excluding interest on deposits.........              3.48         3.81         4.33       5.67       5.98      15.68


(a) Preferred Stock dividend requirements are adjusted to represent a pretax earnings basis.

(b) Income before income taxes for the year ended December 31, 1996, includes a charge of $54.3 million related to the launch of the MBNA Platinum Plus MasterCard and Visa program. Without the charge, the ratio of earnings to combined fixed charges and preferred stock dividend requirements, including and excluding interest on deposits, would have been 1.98 and 4.02, respectively.

(c) Income before income taxes for 1993 includes a charge of $150.0 million for the termination of a marketing agreement with an independent third-party marketing organization. Without the charge, the ratio of earnings to combined fixed charges and preferred stock dividend requirements, including and excluding interest on deposits, would have been 2.85 and 9.92, respectively.